                                                                     EXHIBIT 4.3

          NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE HEREUNDER HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH WARRANT OR SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT.

          THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS WARRANT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA OR ANY OTHER STATE AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SUCH SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE OR SUCH PROVISIONS OF THE CORPORATIONS CODE OF ANY SUCH OTHER STATE.

          THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE `GEORGIA SECURITIES ACT OF 1973,' AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

                         COMMON STOCK PURCHASE WARRANT

                            MPATH INTERACTIVE, INC.

Date Issued:
------------

     1.   Issuance. This Warrant ("Warrant") is issued to _______________
          --------                 -------
("Purchaser"), by Mpath Interactive, Inc., a Delaware corporation (the
  ---------
"Company"), pursuant to that certain Series D Preferred Stock and Common Stock
 -------
Warrant Purchase Agreement dated July 18, 1997, by and among the Company, Purchaser and the investors listed on Schedule A thereto (the "Agreement") at an
                                                               ---------
issuance price of $.001 per each share of Common Stock subject to the Warrant.

     2.   Purchase Price; Number of Shares.
          --------------------------------

          (a) Subject to the terms and conditions set forth herein, the registered holder of this Warrant (the "Holder") is entitled upon surrender of
                                        ------
this Warrant with the Notice of Exercise attached hereto as Exhibit A duly
                      ------------------                    ---------
executed, at the principal office of the Company, to purchase from the Company at a price per share (the "Purchase Price") of $5.40 (subject to adjustment as
                           --------------
provided herein), up to _______ fully paid and nonassessable shares of common stock, $0.00005 par value, of the Company (the "Common Stock").
                                                ------------

          (b) Until such time as this Warrant is exercised in full or expires, the Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. The person or persons in whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

     3.   Payment of Purchase Price. The Purchase Price for this Warrant (or the
          -------------------------
portion thereof being exercised) may be paid (i) in cash or by check, (ii) by the surrender by the Holder to the Company of all or any portion of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, or (iii) by any combination of the foregoing.

     4.   Net Issue Exercise.
          ------------------

          (a) In lieu of remitting the Purchase Price for this Warrant as set forth in Section 3 above, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being exercised) less the applicable Purchase Price, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                                 X = Y(A - B)
                                     --------
                                       A

Where     X = The number of shares of Common Stock to be issued to the Holder.

          Y = the number of shares of Common Stock purchasable under this Warrant (or such portion as is being exercised).

          A = the Fair Market Value (as defined below) of one share of such Common Stock.

          B = the Purchase Price (as adjusted to the date of such calculation).

          (b) For purposes of this Section 4, "Fair Market Value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

               (i) If the Warrant is exercised in connection with and contingent upon a Public Offering (as defined below), and if the Company's Registration Statement relating to such Public Offering ("Registration Statement") has been declared effective by the Securities and Exchange Commission, then the initial "Price to Public" specified in the final prospectus with respect to such offering.

               (ii) If the Warrant is not exercised in connection with and contingent upon a Public Offering, then as follows:

                    (A) If traded on a securities exchange, the Fair Market Value of the Common Stock shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the five-day period ending one business day prior to the Determination Date or, if less, such number of days as the Common Stock has been traded on such exchange;

                    (B) If traded over-the-counter, the Fair Market Value of the Common Stock shall be deemed to be the average of the closing bid prices of the Common Stock over the five-day period ending one business day prior to the Determination Date or, if less, such number of days as the Common Stock has been traded over-the-counter; and

                    (C) If there is no public market for the Common Stock, then Fair Market Value shall be determined by mutual agreement of the holders of 75% in interest in the Warrants (as defined in the Agreement) and the Company.

     5.   Partial Exercise. This Warrant may be exercised in part, and the
          ----------------
Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised pursuant to the payment terms set forth in
Section 3 or Section 4 of this Warrant.

     6.   Fractional Shares. In no event shall any fractional share of Common
          -----------------
Stock be issued upon any exercise of the Warrants. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay cash equal to the product of such fraction multiplied by the Common Stock's Fair Market Value (as defined in Section 4(b)) as of the date of exercise.

     7.   Reserved Shares; Valid Issuance. The Company covenants that it will at
          -------------------------------
all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full. The Company further covenants that such shares as may be issued pursuant to such exercise will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

     8.   Exercisability; Expiration.
          --------------------------

          (a) This Warrant shall become exercisable as to one-half (1/2) of the shares subject to this Warrant (the "First Tranche Shares") upon the earlier to
                                     --------------------
occur of (i) the closing of a "Sale of the Company" (as defined below) wherein the consideration per share received by the Company as measured on a "Fully-Diluted Basis" (as defined below) is less than the "Trigger Price" (as defined below), and (ii) 24 months following the date of the Closing (as defined in the Agreement).

          (b)  The remaining shares subject to this Warrant (the "Second Tranche
                                                                  --------------
Shares") shall be exercisable upon the earlier to occur of (i) a Sale of the
------
Company wherein the
consideration per share received by the Company as measured on a Fully-Diluted Basis is less than the Trigger Price and (ii) 30 months following the date of the Closing.

          (c) This Warrant shall expire and no longer be exercisable as to the First Tranche Shares upon: (i) the closing of a "Qualified IPO" (as defined below), (ii) a Sale of the Company wherein the consideration per share received by the Company as measured on a Fully-Diluted Basis is greater than or equal to the Trigger Price and (iii) the closing of a "Qualified Financing" (as defined below); provided, that such event in (i), (ii) or (iii) occurs within 24 months following the date of the Closing.

          (d) This Warrant shall expire and no longer be exercisable as to the Second Tranche Shares upon: (i) the closing of a Qualified IPO, (ii) a Sale of the Company wherein the consideration per share received by the Company as measured on a Fully-Diluted Basis is greater than or equal to the Trigger Price and (iii) the closing of a Qualified Financing; provided, that such event in
(i), (ii) or (iii) occurs within 30 months following the date of the Closing.

          (e) A "Sale of the Company" shall mean a consolidation or merger of the Company with or into any other corporation or corporations that results in a change of greater than 50% of the voting control of the Company, or a sale, conveyance or disposition (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of.

          (f) A "Qualified IPO" shall mean the issuance and sale of shares of the Common Stock of the Company in its first bona fide firm commitment underwritten public offering pursuant to a registration statement on Form S-l under the Securities Act of 1933, as amended, the public offering price per share of which is not less than the Trigger Price and having aggregate net proceeds to the Company of not less than $15,000,000.

          (g) A "Qualified Financing" shall mean a private financing of the Company the price per share of which on a Fully-Diluted Basis is not less than the Trigger Price and having aggregate net proceeds to the Company of not less than $10,000,000.

          (h) "Fully-Diluted Basis" with respect to the shares of the Company shall mean taking into account all outstanding securities of the Company as measured on an as-converted, as-exercised basis, without taking into account vesting provisions or other similar rights of repurchase on behalf of the Company.

          (i) "Trigger Price" shall mean $10.80 as adjusted for any stock dividends, combinations, splits, recapitalizations and the like which result in any adjustment to the conversion price of the Company's Series D Preferred Stock.

          (j) The value of the consideration per share, if other than cash, shall be deemed its fair market value. Except as provided in Section 4(b) with respect to a net issue exercise, any securities shall be valued as follows:

               (A) Securities not subject to investment letter or other similar restrictions on free marketability:

                    (1) If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

                    (2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

                    (3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Board of Directors of the Company and the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all then outstanding shares of the Preferred Stock of the Company.

               (B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Board of Directors of the Company and the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all then outstanding shares of Preferred Stock of the Company.

          (j) This Warrant shall expire and no longer be exercisable as to the First Tranche Shares (unless sooner terminated pursuant to Section 8(c) above) five years after the date this Warrant becomes exercisable as to the First Tranche Shares, if at all, pursuant to Section 8(a) above.

          (k) This Warrant shall expire and no longer be exercisable as to the Second Tranche Shares (unless sooner terminated pursuant to Section 8(d) above) five years after the date this Warrant becomes exercisable as to the Second Tranche Shares, if at all, pursuant to Section 8(b) above.

     9.   Stock Splits, Dividends and Other Issuances.
          -------------------------------------------

          (a)  Splits, Subdivisions or Combination of Shares. If the Company at
               ---------------------------------------------
any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the Common Stock, the Purchase Price shall forthwith be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

          (b)  Adjustment for Dividends or Distributions of Stock or Other
               -----------------------------------------------------------
Securities or Property. If the Company at any time while this Warrant is
----------------------
outstanding and unexpired shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of the

Warrant) payable in (i) securities of the Company or (ii) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Holder of this Warrant on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to such shares of Common Stock (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period giving effect to all adjustments called for by this Section 9(b).

          (c)  Certain Events. If at any time while this Warrant is outstanding
               --------------
and unexpired (i) any event occurs of a type that would have an effect on the rights granted under this Warrant similar to the effect of any event described by the other provisions of Section 9 or Section 10 and (ii) such event is not expressly provided for by such other provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights and other rights with equity features), then an appropriate adjustment in the Purchase Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the Holder shall be made.

          (d)  Adjustment of Number of Shares. Upon each adjustment of the
               ------------------------------
Purchase Price pursuant to Sections 9 (other than clause (b) thereof) or 10 hereof, the number of shares of Common Stock purchasable hereunder shall be adjusted by multiplying the number of shares purchasable immediately prior to such adjustment in the Purchase Price by a fraction (i) the numerator of which shall be the Purchase Price immediately prior to such adjustment and (ii) the denominator of which shall be the Purchase Price immediately thereafter, and then rounding downward to the nearest whole share.

     10.  Mergers and Reclassifications. If, after the date hereof the Company
          -----------------------------
shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Common Stock which might have been purchased by the Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this Section 10, the term "Reorganization" shall include without
                                           --------------
limitation any reclassification, capital reorganization or change of the Common Stock (other than as a result of a subdivision, combination, stock dividend, or other distribution provided for in Section 9 hereof), or any Sale of the Company (other than a sale or conveyance of all or substantially all of the assets of the Company).

     11.  Certificate of Adjustment. Whenever the Purchase Price is adjusted as
          -------------------------
provided herein, the Company shall promptly deliver to the Holder (by first class mail, postage prepaid) a certificate of the Company's chief financial officer setting forth the amount of the adjustment, the method by which such adjustment was calculated, the Purchase Price after such adjustment, the number of shares purchasable upon exercise of this Warrant subsequent to the adjustment and a brief statement of the facts requiring such adjustment.

     12.  Loss, Theft or Destruction of Securities. In case this Warrant, or any
          ----------------------------------------
certificate representing the shares of Common Stock issuable upon exercise hereof, shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant or certificate of like tenor and denomination and deliver the same
(i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant or certificate, or (ii) in lieu of any Warrant or certificate lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant or certificate.

     13.  Notices of Record Date, Etc. In the event of:
          ---------------------------

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

          (b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets; or

          (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

          (d) the filing by the Company of a registration statement on Form S-1 under the Act for the initial firm commitment underwritten public offering of the Common Stock (a "Public Offering"),

then in each such event the Company will provide or cause to be provided to the Holder a written notice thereof. Such notice shall be provided at least twenty
(20) business days (ten (10) business days in the case of subsection (d)) prior to the date specified in such notice on which any such action is to be taken.

     14.  Amendment. The terms of this Warrant and any provision hereof may be
          ---------
amended, waived or modified upon the written consent of the Company and holders of at least two-thirds of all the Warrants issued pursuant to the Agreement, provided that all such Warrants are amended, waived or modified in a like manner.

     15.  No Impairment. The Company will not, by amendment of its Amended and
          -------------
Restated Certificate of Incorporation or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant.

     16.  Transfers and Exchanges.
          -----------------------

          (a) This Warrant shall not be transferable in whole or in part unless and until the transferee has agreed in writing for the benefit of the Company to be bound by Section 4 of the Agreement and the Investors' Rights Agreement (as defined in the Agreement) (or any then-operative restatement of such agreement), unless such disposition is made pursuant to clause (i) below or in accordance with Rule 144, in which case no agreement of the transferee shall be required, and:

               (i) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (ii) (A) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by the Company, Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such Securities under the Securities Act of 1933. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144.

          (b) It shall be a further condition to each such transfer that the transferor shall complete and execute the Notice of Assignment (attached hereto
                                          --------------------
as Exhibit B) with respect thereto.
   ---------

          (c) It shall be a further condition to each such transfer that the transferee shall receive and accept a warrant, of like tenor and date, executed by the Company.

          (d) All new warrants issued in connection with permitted transfers or exchanges shall be identical in form and provision to this Warrant except as to the number of shares if less than the full amount of this Warrant is transferred or exchanged.

          (e) Notwithstanding the foregoing, this Warrant or any portion thereof may be freely assigned or transferred to any affiliate of the Purchaser.

     17.  Rights as Stockholders. No holder of this Warrant, as such, shall be
          ----------------------
entitled to vote or receive dividends or be deemed the holder of Common Stock, or any other securities of the Company which may at any time be issuable on the exercise thereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Common Stock purchasable upon the exercise hereof shall have become deliverable, as provided herein.

     18.  Governing Law. The provisions and terms of this Warrant shall be
          -------------
governed by and construed in accordance with the laws of the State of Delaware without regard to its conflicts of laws provisions.

     19.  Successors and Assigns. This Warrant shall be binding upon the
          ----------------------
Company's successors and assigns and shall inure to the benefit of the Holder's successors and permitted assigns. Any assignment in violation of this Warrant shall be void.

     20.  Remedies. In case any one or more of the covenants and agreements
          --------
contained in this Warrant shall have been breached, the holder hereof (in the case of a breach by the Company) or the Company (in the case of a breach by a holder) may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

     21.  Severability. The invalidity or unenforceability of any provision of
          ------------
this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other proviso of this Warrant, which shall remain in full force and effect.

     22.  Recovery of Litigation Costs. If any legal action or other proceeding
          ----------------------------
is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     23.  Entire Agreement; Modification. This Warrant constitutes the entire
          ------------------------------
agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

     24.  Valuation. This Warrant shall be deemed to be valued at $0.001 per
          ---------
share of Common Stock that this Warrant is exercisable into for tax and other purposes.

             [The remainder of this page intentionally left blank]

Dated: _____________________

                                    MPATH INTERACTIVE, INC.


                                    By: _________________________________

                                    Name: _______________________________

                                    Title: ______________________________



ACKNOWLEDGED AND AGREED:

PURCHASER


By: ________________________

Address:

                           SIGNATURE PAGE TO WARRANT

                                   EXHIBIT A
                                   ---------

                              NOTICE OF EXERCISE


To: _______________________

___________________________

___________________________

Attn: _____________________


     1. The undersigned hereby elects to purchase __________ shares of Common Stock of Mpath Interactive, Inc. pursuant to the terms of the attached Warrant, and (please indicate either (a) or (b) below):

     ____ (a) tenders herewith payment of the purchase price of such shares in full, or

     ____ (b) elects to effect such purchase through the Net Issue Exercise provision set forth in Section 4 of the attached Warrant.

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below


          Name: _______________________________

          Address: ____________________________

                   ____________________________

                   ____________________________

     3. The undersigned represents that the aforesaid shares being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution (the term "distribution" shall have the meaning as such term is used in Section 2(11) of the Securities Act of 1933, as amended) thereof.

                                               _________________________________
                                                           (Signature)

________________________

                                   EXHIBIT B
                                   ---------

                             NOTICE OF ASSIGNMENT

     For value received, the undersigned hereby sells, assigns and transfers unto the person(s) listed below the right to purchase that number of shares of Common Stock of Mpath Interactive, Inc. ("Shares") pursuant to the terms of the
                                          ------
attached Warrant, together with all right, title and interest therein, with full power of substitution in the premises:

--------------------------------------------------------------------------------
    NAME(S) OF ASSIGNEE(S)    ADDRESS OF ASSIGNEE(S)   # OF SHARES ASSIGNED
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     And if said number of Shares shall not be all the Shares represented by the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of the Shares registered by said Warrant.

Dated:     _____________________________

Signature: _____________________________

Address:   _____________________________

           _____________________________

           _____________________________

     Notice: The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or any change whatsoever.